UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2018

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)

717-757-7660
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03               Bankruptcy or Receivership.

On February 4, 2018, the Bon-Ton Stores, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re: The Bon-Ton Stores, Inc., et al.” Case No. 18-10248.  The Debtors will continue to operate their businesses as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking, among other things, interim and final approval of debtor-in-possession financing on terms and conditions set forth in a proposed Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Credit Agreement”) to be entered into among the Company, the other Debtors, Bank of America, N.A., as administrative agent and co-collateral agent, Wells Fargo Bank, National Association, as co-collateral agent and certain other lenders party thereto.  If approved by the Bankruptcy Court, the DIP Credit Agreement will provide for a senior secured super-priority credit facility in an aggregate principal amount of up to $725 million, subject to the terms and conditions detailed therein.  If approved by the Bankruptcy Court, the approximately $493 million outstanding in pre-petition debt under the Prepetition ABL Agreement referred to below will be rolled into the DIP Credit Agreement and will constitute obligations thereunder.  The component that is accrued and unpaid interest and related fees and expenses (other than certain prepayment premiums) will be paid in cash on the closing date of the DIP Credit Agreement.

The stated maturity of the DIP Credit Agreement is expected to be November 1, 2018.  Borrowings of Tranche A Loans under the DIP Credit Agreement will bear interest at a rate equal to LIBOR plus 2.75% or Base Rate plus 1.75% per annum payable in cash.  Borrowings of Tranche A-1 Loans under the DIP Credit Agreement will bear interest at a Rate equal to LIBOR plus 9.5% or Base Rate plus 8.5% per annum payable in cash.

If approved by the Bankruptcy Court, the Debtors expect to use the proceeds of the DIP Credit Agreement to refinance the Prepetition ABL Agreement (as described above), to pay the costs and expenses of administering the Chapter 11 Cases and to finance working capital and other general corporate needs, subject to the terms and conditions of the DIP Credit Agreement and an interim and final order entered by the Bankruptcy Court (the “DIP Order”).  The DIP Credit Agreement includes an increase in the aggregate borrowing base for excess availability and a decrease in the minimum excess availability covenant, and will provide additional liquidity to the Company.

The obligations under the DIP Credit Agreement constitute, subject to a carve-out for professional fees and expenses, super-priority administrative expense claims in the Chapter 11 Cases, secured by first priority security interests and liens on all present and after acquired property of the Debtors, which security interests and liens are subject only to the professional fee carve-out and certain other permitted priority and approved liens specified in the DIP Order or permitted under the DIP Credit Agreement.

The DIP Credit Agreement provides that the Debtors must comply with certain budgets approved by the lenders set forth therein. The DIP Credit Agreement also contains certain covenants which, among other things, and subject to certain exceptions, require the Debtors to comply with certain milestones and restrict the Debtors’ ability to incur additional debt or liens, pay dividends, prepay certain other indebtedness, sell, transfer, lease, or dispose of assets, and make investments in or merge with another company. If the Debtors were to violate any of the covenants under the DIP Credit Agreement and were unable to obtain a waiver, it would be considered a default.  If the Debtors were in default under the DIP Credit Agreement, no additional borrowings thereunder would be available unless the default were waived or cured.  If an Event of Default (as defined in the DIP Credit Agreement) occurred, the Agent would have the right, among other things, to declare all obligations immediately due and payable.  The DIP Credit Agreement provides for customary events of default.

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 of this Current Report constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	Indenture, dated as of May 28, 2013, by and among The Bon-Ton Department Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent, with an outstanding principal amount of $350 million; and

•	Second Amended and Restated Loan and Security Agreement (the “Prepetition ABL Agreement”), dated as of March 21, 2011, by and among The Bon-Ton Department Stores, Inc., Carson Pirie Scott II, Inc., Bon-Ton Distribution, LLC, McRIL, LLC, Bonstores Realty One, LLC and Bonstores Realty Two, LLC, as borrowers, and The Bon-Ton Stores, Inc., The Bon-Ton Giftco, LLC, Bonstores Holdings One, LLC and Bonstores Holdings Two, LLC, as guarantors, certain financial institutions as lenders and Bank of America, N.A., as agent, as amended thereafter, with an outstanding amount (including accrued interest and fees) totaling approximately $493 million as of February 3, 2018.

The Debt Instruments provide that, as a result of the Chapter 11 Filings, the principal and accrued interest due thereunder are immediately due and payable.

As a result of the Chapter 11 Filings, the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Debt Instruments are automatically stayed and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.  As noted previously, the DIP Credit Agreement contemplates a refinancing of amounts due under the Prepetition ABL Agreement.

Item 7.01               Regulation FD Disclosure.

On February 4, 2018, the Company issued a press release announcing that the Debtors had filed the Bankruptcy Petitions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Cautionary Information Regarding Trading in the Company’s Securities.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements.

Certain information included in this Current Report and in other communications made by the Company contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” or other similar expressions, involve important risks and uncertainties that could significantly cause future results to differ from those expressed in any forward-looking statements.  Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; deterioration of general economic conditions; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; changes in energy and transportation costs; weather conditions that could negatively impact sales; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; operational disruptions; unsuccessful marketing initiatives; the ability to improve efficiency through the Company’s eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including the store rationalization program and initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements; the financial condition of mall operators; and the  uncertainties relating to the bankruptcy filing by the Company, including, but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; and (ix) other risks and uncertainties.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Annual Report on Form 10-K for fiscal 2017 and subsequent filings with the Securities and Exchange Commission.  Forward-looking statements made by the Company in this Current Report, or elsewhere, speak only as of the date on which the statements were made.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued February 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Michael G. Culhane
Michael G. Culhane
Executive Vice President – Chief Financial Officer

Dated: February 5, 2018